UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2018

NETLIST, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33170	95-4812784
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

175 Technology Drive, Suite 150

Irvine, California 92618
(Address of Principal Executive Offices)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.                                        Other Events.

On May 17, 2018, the Company received a decision letter from Nasdaq notifying the Company that the Nasdaq Hearings Panel has granted the Company’s request to continue its listing on the Nasdaq Capital Market. Such grant of the Company’s request is subject to a number of conditions the Company must satisfy in the upcoming months, including, among others, that the Company evidence compliance with the Bid Price Rule and certain other Nasdaq listing requirements, including Nasdaq’s minimum stockholders’ equity requirement, on or before September 25, 2018. As a result, the Company’s common stock currently remains listed on the Nasdaq Capital Market under the symbol NLST.

As previously disclosed, in September 2017, Netlist, Inc. (the “Company”) received a letter from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it no longer met Nasdaq’s requirements for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) because, for a period of 30 consecutive business days, the bid price of the Company’s common stock had not closed at or above the minimum of $1.00 per share. Subsequently, in March 2018, the Company received another letter from Nasdaq notifying the Company that its common stock was subject to delisting from the Nasdaq Capital Market because the Company had not regained compliance with the Bid Price rule by the deadline therefor imposed by applicable Nasdaq rules, which was on March 26, 2018. In April and May 2018, the Company appealed the delisting to a Nasdaq Hearings Panel, in which the Company submitted a plan to regain compliance with applicable Nasdaq listing rules, including the Company’s commitment to implement a reverse split of its common stock if necessary to cure the Bid Price Rule noncompliance, and requested additional time to regain compliance with such rules.

Separately, in January 2018, the Company received a letter from Nasdaq notifying the Company that it no longer met Nasdaq’s requirements for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”) because, for a period of 30 consecutive business days, the market value of the Company’s common stock, calculated based on the then-most recent total shares outstanding multiplied by the closing bid price per share, had not maintained a minimum of $35.0 million. The Nasdaq decision letter related to the Bid Price Rule, described above, does not relate to or affect the Company’s noncompliance with the MVLS Rule, with which the Company must regain compliance on or before July 2, 2018 to avoid receipt of a delisting notice from Nasdaq related to its noncompliance with the MVLS Rule.

Any failure to satisfy the conditions set forth in Nasdaq’s decision letter related to the Bid Price Rule, regain compliance with the MVLS Rule by the stated deadline therefor, or regain or maintain compliance with Nasdaq’s other listing requirements and maintain the Company’s listing on the Nasdaq Capital Market, would subject the Company to a number of risks, including, among others, declines in the market price, liquidity and marketability of its common stock. These risks are described in more detail in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time, including most recently the Company’s quarterly report on Form 10-Q filed on May 15, 2018.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about, among other things, the Company’s plans to regain compliance with applicable Nasdaq rules, including satisfaction of the conditions set forth in the Nasdaq decision letter related to the Bid Price Rule, and the Company’s efforts to avoid being delisted from the Nasdaq Capital Market. Forward-looking statements reflect the Company’s present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements, including, among others, the Company’s ability to satisfy the conditions set forth in such Nasdaq decision letter, or otherwise maintain its listing on the Nasdaq Capital Market in the near term or on a long-term basis. In light of these risks, uncertainties and other factors, forward-looking statements should not be relied on as predictions of future events. All forward-looking statements reflect the Company’s assumptions, expectations and beliefs only as of the date they are made, and except as required by law, the Company undertakes no obligation to revise or update any forward-looking statements for any reason.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Date: May 21, 2018	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President and Chief Financial Officer